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                                                                    EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 33-34076 and Registration Statement No. 333-04874 of Cryomedical Sciences, Inc. on Forms S-8 and Registration Statement No. 33-76078 of Cryomedical Sciences, Inc. on Form S-3, of our report dated March 28, 1997, appearing in this Annual Report on Form 10-K of Cryomedical Sciences, Inc. for the six month period ended December 29, 1996.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 33-76078 of Cryomedical Sciences, Inc. on Form S-3.

DELOITTE & TOUCHE LLP


Washington, D.C.
April 7, 1997